PRESS RELEASE

SYNTROLEUM ANNOUNCES

2005 FINANCIAL RESULTS

For Immediate Release

Tuesday, February 14, 2006

Contact:	Mel Scott

Syntroleum Corporation

(918) 592-7900

www.syntroleum.com

Tulsa, OK ( Syntroleum Corporation (NASDAQ: SYNM) today announced unaudited financial results for the year ended December 31, 2005. The Company reported revenues for the 2005 fiscal year of $7.9 million, resulting from joint research development activities with the United States government and with licensees and from gas-to-liquids (“GTL”) fuel sales. Revenues reported for the year ended December 31, 2004 were $6.6 million, which included the sale of catalyst materials in the amount of $5.7 million. The Company reported a net loss for the year ended December 31, 2005 of $41.0 million, or ($0.77) per share. This compares to a net loss of $42.6 million, or ($0.98) per share, for the year ended December 31, 2004. The 2005 net loss is a result of continuing research and development studies; operations and modifications of the Catoosa Demonstration Facility and the Tulsa Pilot Plant to assist with commercial plant development; non-cash equity compensation charges; and non-cash depreciation, depletion, amortization and impairment charges.

The Company’s cash and cash equivalents balance at December 31, 2005 was $69.7 million, reflecting the receipt of $81.8 million during the year from the sale of common stock and from option and warrant exercises. This compares to a cash balance of $31.6 million at December 31, 2004. The Company invested $13.7 million in oil and gas properties in Nigeria and other countries related to drilling, land and lease acquisitions, and geological and geophysical evaluations during the year ended December 31, 2005.

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Syntroleum Announces 2005 Financial Results

February 14, 2006

“We delivered on our key objectives in 2005, and this year we are poised to capitalize on increasing opportunities presented by this unique energy marketplace,” said Jack Holmes, president and CEO of Syntroleum.

The Company elected to focus its activities on strategic initiatives with GTL and CTL potential and, as a result, is in the process of disposing of its domestic oil and gas assets. Losses from domestic oil and gas operations totaled $3.9 million and $0.5 million for the years ended December 31, 2005 and 2004, or ($0.07) and ($0.01) per share, respectively. The impact of these activities has been reflected in our financial results as discontinued operations.

Fourth Quarter

Fourth quarter 2005 revenues were $766 thousand, compared to total revenues of $317 thousand for the fourth quarter of 2004. Fourth quarter 2005 revenues resulted from joint development activities with the United States government and with licensees and from GTL fuel sales. The Company reported a net loss for the fourth quarter of 2005 of $13.3 million, or ($0.24) per share, compared to a net loss of $11.9 million, or ($0.26) per share, for the same period in 2004.

Fourth quarter 2005 operating expenses included $7.8 million of expenditures related to the Company’s research, development and engineering programs, including $3.7 million at the Company’s Catoosa Demonstration Facility. The Company’s fourth quarter 2004 research, development and engineering expenses totaled $5.0 million and included $2.8 million of expenditures at the Catoosa Demonstration Facility. The Catoosa Demonstration Facility is a 70-barrel per day GTL plant constructed jointly by Syntroleum, the U.S. Department of Energy, Integrated Concepts and Research Corporation (ICRC) and Marathon Oil Company, one of the Company’s licensees. The plant supplies demonstration fuels for government vehicles and for engine testing.

The Company incurred general, administrative and other costs totaling $6.8 million for the fourth quarter of 2005, including $0.9 million in non-cash equity compensation charges. The Company also incurred $0.9 million in non-cash depreciation, depletion, amortization, and impairment charges during the fourth quarter. General, administrative and other costs were $6.0 million for the fourth quarter of 2004, including $1.2 million in non-cash equity compensation charges. Non-cash depreciation, depletion, amortization, and impairment charges totaled $0.2 million during the fourth quarter of 2004.

Syntroleum Announces 2005 Financial Results

February 14, 2006

Year End

For the year ended December 31, 2005, revenues were $7.9 million, compared to $6.6 million for the same period in 2004. The Company reported a loss from continuing operations for the year ended December 31, 2005 of $37.1 million, or ($0.70) per share, compared to a loss from continuing operations of $42.1 million, or $(0.97) per share, for the year ended December 31, 2004. The Company reported a loss from its discontinued domestic oil and gas business of $3.9 million, or ($0.07) per share, for the year ended December 31, 2005, compared to a loss from the discontinued domestic oil and gas business of $0.5 million, or ($0.01) per share, for the year ended December 31, 2004.

The Company incurred expenses for the year ended December 31, 2005 of $22.4 million related to research, development and engineering programs, including $10.7 million of expenditures at the Catoosa Demonstration Facility, compared to $22.3 million for these activities during 2004, including $13.0 million related to the Catoosa Demonstration Facility.

General, administrative and other expenses for the year ended December 31, 2005 were $27.7 million, including $4.7 million in non-cash equity compensation charges. Depreciation, depletion, amortization, and impairment totaled $4.6 million primarily related to international oil and gas activities. The Company incurred $21.8 million for general, administrative and other costs, including $4.3 million in non-cash equity compensation charges for the year ended December 31, 2004. Non-cash depreciation, depletion, amortization, and impairment charges were $0.6 million for the year ended December 31, 2004.

Conference Call and Operations Update

The Company’s year end 2005 conference call will take place Tuesday, February 14, 2006 at 10:00 AM EST, during which Syntroleum’s senior management will discuss financial results for the period, progress on the Company’s commercial developments and other important activities. A web cast of the call will be available via the Internet by accessing www.syntroleum.com. Listeners should allow a few minutes for registration into the web site. A replay of this conference call will be available on the web site under the Syntroleum Investor Relations tab for a period of one year.

Syntroleum Corporation owns a proprietary gas-to-liquids process for converting natural gas into synthetic liquid hydrocarbons. The Company plans to use its GTL technology, as well as other third party gas processing technologies, to develop and participate in oil and gas monetization projects in a number of global locations.

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(Tables Follow)

Syntroleum Announces 2005 Financial Results

February 14, 2006

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This document includes forward-looking statements as well as historical information. Forward-looking statements include, but are not limited to, statements relating to plans to use the Syntroleum Process and related technologies to develop and participate in projects. When used in this document, the words "believe," "expect," "may," "plan" and similar expressions are intended to be among the statements that identify forward-looking statements. Although Syntroleum believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that commercial-scale GTL plants will not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants will experience technological and mechanical problems, the potential that improvements to the Syntroleum Process currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices), construction risks, risks associated with investments and operations in foreign countries, the ability to implement corporate strategies, competition, intellectual property risks, Syntroleum’s ability to obtain financing and other risks described in the Company’s filings with the Securities and Exchange Commission.

® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office.

Syntroleum Announces 2005 Financial Results

February 14, 2006

Syntroleum Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited) (Amounts in thousands, except per share data)
	Three Months Ended December 31		Year Ended December 31,
	2005	2004	2005	2004
Revenue
Joint Development	$ 400	$ 311	$ 7,444	$ 923
Catalyst Materials	-	-	-	5,674
Other	366	6	464	9

Total Revenue	766	317	7,908	6,606
Operating Expenses
Catalyst Materials Cost	-	-	-	3,033
Catoosa Demonstration Facility	3,671	2,833	10,710	12,994
Pilot Plant, Engineering, and R&D	4,148	2,248	11,734	9,260
Depreciation, Depletion, Amortization, and Impairment	864	164	4,641	602
G&A and Other (includes non-cash equity compensation of $895 and $1,190 for the three months ended December 31, 2005 and 2004, respectively, and $4,686 and $4,341 for the year ended December 31, 2005 and 2004, respectively.)	5,882	5,772	23,071	21,184

Total Operating Expenses	14,565	11,017	50,156	47,073

Operating Income (Loss)	(13,799)	(10,700)	(42,248)	(40,467)

Investment and Interest Income	823	209	2,554	891
Interest Expense	(594)	(359)	(1,869)	(1,697)
Other Income (Expense)	451	(954)	4,474	(785)
Taxes	-	-	-	(12)

Income (Loss) from Continuing Operations	(13,119)	(11,804)	(37,089)	(42,070)

Income (Loss) from Discontinued Domestic Oil and Gas Business	(240)	(90)	(3,882)	(480)

Net Income (Loss)	$ (13,359)	$ (11,894)	$ (40,971)	$ (42,550)

Earnings (Loss) Per Share (Basic and Diluted): Continuing Operations	$ (0.23)	$ (0.26)	$ (0.70)	$ (0.97)
Discontinued Operations	$ (0.01)	$ (0.00)	$ (0.07)	$ (0.01)
Net Income	$ (0.24)	$ (0.26)	$ (0.77)	$ (0.98)

Weighted Average Shares Outstanding	55,530	45,832	53,554	43,318

Syntroleum Announces 2005 Financial Results

February 14, 2006

Syntroleum Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited) (Amounts in thousands)

	December 31, 2005	December 31, 2004
Assets
Cash and Cash Equivalents	$ 69,663	$ 31,573
Restricted Cash	1,684	221
Other Current Assets	6,111	2,162
Property and Equipment Held for Sale	1,927	4,488
Total Non-Current Assets	10,833	6,307

Total Assets	$ 90,218	$ 44,751

Liabilities and Stockholders’ Equity
Current Liabilities	$ 5,438	$ 11,331
Current Maturities of Convertible Debt	25,925	-
Non-Current Liabilities	114	115
Stranded Gas Venture	4,247	-
Long-Term Convertible Debt	-	24,221
Deferred Revenue	20,952	21,702
Minority Interests	706	706

Total Liabilities	57,382	58,075

Total Stockholders’ Equity (Deficit)	32,836	(13,324)

Total Liabilities and Stockholders’ Equity	$ 90,218	$ 44,751

Syntroleum Announces 2005 Financial Results

February 14, 2006

Syntroleum Corporation and Subsidiaries
Cash Flow Statements (Unaudited) (Amounts in Thousands)
	Year Ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$ (40,971)	$ (42,550)
(Income) Loss from Discontinued Business	3,882	480
Income (Loss) from Continuing Operations	(37,089)	(42,070)
Adjustments to Reconcile Net Income (Loss) to Net Cash Flows from Operating Activities:
Depreciation, Depletion, Amortization, and Impairment	4,641	602
Foreign Currency Exchange	(750)	459
Non-Cash Compensation Expense	4,686	4,341
Non-Cash Interest Expense	1,869	1,697
Gain on Sale of Assets and interest in projects	(3,556)	(23)
Changes in Operating Assets and Liabilities	(7,844)	(8,494)
Net Cash Used in Continuing Operations	(38,043)	(43,488)
Net Cash Used in Discontinued Business	(427)	(147)
Net Cash Used in Operating Activities	(38,470)	(43,635)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment	(1,167)	(907)
Purchase of Oil and Gas Assets	(13,669)	(887)
Proceeds from Disposal or Conveyance of Property	9,607	-
Proceeds from Note Receivable	7	-
Change in Restricted Cash	(1,482)	25,428
Proceeds from Investments	-	121
Net Cash Provided by (Used In) Continuing Operations	(6,704)	23,755
Net Cash (Used In) Discontinued Business	(1,238)	(4,476)
Net Cash Provided by (Used In) Investing Activities	(7,942)	19,279

Syntroleum Announces 2005 Financial Results

February 14, 2006

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sale of Common Stock and Option Exercises	81,792	37,853
Stranded Gas Venture Costs	(600)	-
Proceeds from Stranded Gas Venture	3,915	-
Proceeds from Issuance of Convertible Debt	-	682
Payment of Debt and Deferred Credit	-	(13,546)
Settlement of Australia Liability	-	(1,397)
Notes Receivable from Officers Secured by Common Stock	-	100
Purchase and Retirement of Treasury Stock	(600)	(238)
Net Cash Provided by Continuing Operations	84,507	23,454
Net Cash Used In Discontinued Business	-	-
Net Cash Flows from Financing Activities	84,507	23,454

FOREIGN EXCHANGE EFFECT ON CASH AND CASH EQUIVALENTS	(5)	(220)
NET CHANGE IN CASH AND CASH EQUIVALENTS	38,090	(1,122)
CASH AND CASH EQUIVALENTS, beginning of year	31,573	32,695
CASH AND CASH EQUIVALENTS, end of year	$ 69,663	$ 31,573